                                                                   Exhibit 10.14

                    1998 MOODY'S CORPORATION REPLACEMENT PLAN
           FOR CERTAIN EMPLOYEES HOLDING DUN & BRADSTREET CORPORATION
                               EQUITY-BASED AWARDS
              (as amended and restated as of the Distribution Date)

1.       PURPOSE OF THE PLAN

         The purpose of the 1998 Moody's Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Plan") is to provide for the award of substantially identical replacement stock options, replacement stock appreciation rights and replacement restricted stock awards to certain employees of The New Dun & Bradstreet Corporation, a Delaware corporation to be renamed "The Dun & Bradstreet Corporation" after the Spinoff, to be renamed "Moody's Corporation" following the Distribution Date (the "Company") whose awards under the 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries, the 1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries and the 1989 Key Employees Restricted Stock Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "D&B Plans") were cancelled pursuant to the spinoff of the Company from The Dun & Bradstreet Corporation, a Delaware corporation to be renamed "R.H. Donnelley Corporation" after the Spinoff ("D&B") (the "Spinoff") and to certain retired employees who elect, pursuant to the Spinoff, to have the awards granted under the D&B Plans cancelled (the "Eligible Holders"). The Company expects that the Plan will allow it to retain such employees and to motivate them to exert their best efforts on behalf of the Company and its subsidiaries by providing incentives through the replacement awards. The Company also expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success. It is the intention of the Company that the terms of the replacement awards will (i) substantially preserve the economic value of the cancelled D&B awards and (ii) except for the terms described in Sections 6, 7, 8 and 10 of this Plan, remain substantially identical to the terms of the cancelled D&B awards. As a result of the distribution of the shares of New D&B (as defined in Section 6(e) below) owned by the Company to the holder of record of Shares, the Company has amended and restated the Plan as of the Distribution Date (as defined in Section 6(e) below).

2.       STOCK SUBJECT TO THE PLAN

         The total number of shares of common stock of the Company ("Shares") which may be issued under the Plan is equal to the aggregate number of Shares to be issued as replacement awards, as calculated pursuant to Sections 6(a), 7(a), 8 and 10 of this Plan. The Shares may consist, in whole or in part, of unissued Shares or treasury shares. After the initial grant of options and stock appreciation rights, no further grant shall be made under the Plan.

3.       ADMINISTRATION

         The Board of Directors of the Company shall appoint a Compensation and Benefits Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the stock options and stock appreciation rights to be granted, to interpret the Plan and the stock options and the stock appreciation rights granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan, the stock options and the stock appreciation rights and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all Eligible Holders. The Committee shall require payment of any amount the Company may determine to be necessary to withhold for federal, state or local taxes as a result of the exercise of a stock option or a stock appreciation right. Fair market value of the Shares as of a given date shall be determined in accordance with procedures established by the Committee.

4.       ELIGIBILITY

         Only Eligible Holders shall receive grants of replacement stock options, replacement stock appreciation rights and replacement restricted stock under the Plan. The granting of a stock option, stock appreciation right or a share of restricted stock under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of an Eligible Holder and shall not lessen or affect the right to terminate the employment of such Eligible Holder.

5.       LIMITATIONS

         Options hereunder shall only be granted in replacement of D&B Stock Options (as defined in Section 6(a) of the Plan) held by Eligible Holders immediately prior to the Spinoff.

6.       TERMS AND CONDITIONS OF STOCK OPTIONS

         Stock options granted under the Plan shall be nonqualified, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

                  (a) Generally. As of the Spinoff, each unexercised stock option held by an Eligible Holder that was granted under the D&B Plans (a "D&B Stock Option") shall be cancelled, and such Eligible Holder shall receive a replacement stock option pursuant to this Plan. The number of Shares covered by each replacement stock option shall be determined by (i) multiplying the number of shares of D&B common stock covered by the cancelled D&B Stock Option by a fraction, the numerator of which is the average of the Daily Average Trading Prices of D&B common stock for the five consecutive trading days immediately preceding the first date on which D&B common stock is traded ex-dividend, and the denominator of which is the average of the Daily Average Trading Prices of the Shares for the five consecutive trading days starting on the first date on which the Shares are traded regular way (the "D&B Ratio") and (ii) rounding down the result to a whole number of Shares. The option price of each replacement stock option shall be determined by dividing the option price of the cancelled D&B Stock Option by the D&B Ratio. Unless otherwise specified in this Plan, all other terms of the replacement stock options shall remain substantially identical to those of the cancelled D&B Stock Options as set forth in the applicable D&B Plan and related option agreement(s). For purposes of this paragraph, the "Daily Average Trading Price" shall mean the average of the high and low trading prices for stock on a given day.

                  (b) Exercisability. Except as set forth in the Plan, stock options granted under the Plan shall have substantially identical terms as those of the stock options originally granted under the D&B Plans; provided, however, that in no event shall a replacement stock option be exercisable more than ten years after the date the original option was granted under the D&B Plans.

                  (c) First Year Non-Exercisability. Except as provided in Paragraph 10 of the Plan, no stock option shall be exercisable during the year ending on the first anniversary date of the granting of the original option under the D&B Plans.

                  (d) Exercise of Stock Options. Except as otherwise provided in the Plan or the option, a stock option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The purchase price for the Shares as to which an option is exercised shall be paid to the Company in full at the time of exercise at the election of the Eligible Holder
(i) in cash, (ii) in Shares of the Company having a fair market value equal to the option price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee or (iii) partly in cash and partly in such Shares of the Company. The Committee may permit the Eligible Holder to elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the Eligible Holder as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state or local taxes as a result of the exercise of the option. No Eligible Holder shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an option until the Eligible Holder has given written notice of exercise of the option, paid in full for such Shares and, if requested, given the representation described in Paragraph 6(h) of the Plan.

                  (e) Exercisability Upon Termination of Employment by Death. If an Eligible Holder's employment by the Company or a subsidiary terminates by reason of death one year or more after the date of grant of the original stock option under the D&B Plans, the option thereafter may be exercised, during the three years after the date of death or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the three-year period after the date of death in accordance with its terms; provided, however, that following the date on which the shares of The New D&B Corporation ("New D&B") that are owned by the Company are distributed to the holders of record of shares of the Company (the "Distribution Date"), the employment of an Eligible Holder who becomes and employee of New D&B or its subsidiaries immediately following the Distribution Date (a "New D&B Employee") shall be based on his or her employment with New D&B or its subsidiaries.

                  (f) Exercisability Upon Termination of Employment by Disability or Retirement. If an Eligible Holder's employment by the Company or a subsidiary terminates by reason of disability or retirement one year or more after the date of grant of the original option under the D&B Plans, the option thereafter may be exercised, during the five years after the date of such termination of employment or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided, however, that if the Eligible Holder dies within a period of five years after such termination of employment, any unexercised stock option may be exercised thereafter, during either (1) the period ending on the later of (i) five years after such termination of employment and (ii) one year after the date of death or (2) the period remaining in the stated term of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the remainder of the five year period after such termination of employment in accordance with its terms; provided, further, that following the Distribution Date, the employment of a New D&B Employee shall be based on his or her employment with New D&B and its subsidiaries. For purposes of this Paragraph 6, "retirement" shall mean termination of employment with the Company or a subsidiary after the Eligible Holder has attained age 55 and completed ten or more years of employment; or after the Eligible Holder has attained age 65, regardless of the length of such Eligible Holder's employment; provided, however, that following the Distribution Date, the employment of a New D&B Employee shall be based on his or her employment with the Company and New D&B and their respective subsidiaries. An Eligible Holder shall not be considered disabled for purposes of this Paragraph 6, unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, or the Compensation Committee of New D&B with respect to a New D&B Employee following the Distribution Date, in its sole discretion, may require.

                  (g) Effect of Other Termination of Employment. If an Eligible Holder's employment terminates for any reason, other than disability, death or retirement one year or more after the date of grant of the original stock option or stock appreciation right under the D&B Plans as described above, each stock option and stock appreciation right held by such Eligible Holder shall thereupon terminate; provided, however, that following the Distribution Date, the employment of a New D&B Employee shall be based on his or her employment with New D&B and its subsidiaries.

                  (h) Additional Agreements of Eligible Holder and Restrictions on Transfer. The Committee may require each person purchasing Shares pursuant to exercise of a stock option to represent to and agree with the Company in writing that the Shares are being acquired without a view to distribution thereof. The certificates for Shares so purchased may include any legend which the Committee deems appropriate to reflect any restrictions on transfers. The Committee also may impose, in its discretion, as a condition of any option, any restrictions on the transferability of Shares acquired through the exercise of such option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of Shares acquired through the exercise of options for such periods as the Committee may determine and, further, in the event the Eligible Holder's employment by the Company or a subsidiary terminates during the period in which such Shares are nontransferable, the Eligible Holder may be required, if required by the related option agreement, to sell such Shares back to the Company at such price and on such other terms as the Committee may have specified in the option agreement.

                  (i) Nontransferability of Stock Options. Except as otherwise provided in this Paragraph 6(i), a stock option shall not be transferable by the Eligible Holder otherwise than by will or by the laws of descent and distribution and during the lifetime of an Eligible Holder an option shall be exercisable only by the Eligible Holder. An option exercisable after the death of an Eligible Holder or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Eligible Holder or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an Eligible Holder to be on terms which permit irrevocable transfer for no consideration by such Eligible Holder to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Eligible Holder, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Paragraph 6(i). The Committee may, in its discretion amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Paragraphs 6(e), 6(f) and 6(g) hereof shall continue to be applied with respect to the original Eligible Holder, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Paragraphs 6(e), 6(f) and 6(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of Eligible Holders eligible to transfer options, as well as to make other determinations with respect to option transfers.

7.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         Stock appreciation rights (including limited stock appreciation rights) granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

                  (a) Replacement Stock Appreciation Rights. As of the Spinoff, each unexercised stock appreciation right (including a limited stock appreciation right) held by an Eligible Holder that was granted under the D&B Plans (a "D&B SAR") shall be cancelled, and such Eligible Holder shall receive a replacement stock appreciation right pursuant to this Plan. The number of Shares covered by each replacement stock appreciation right shall be determined by (i) multiplying the number of D&B shares covered by the cancelled D&B SAR by the D&B Ratio and (ii) rounding down the result to a whole number of Shares. The exercise price of each replacement stock appreciation right shall be determined by dividing the exercise price of the cancelled D&B SAR by the D&B Ratio. Unless otherwise specified in this Plan, all other terms of the replacement stock appreciation rights shall remain substantially identical to those of the cancelled D&B SARs as set forth in the applicable D&B Plans and related D&B SAR agreement(s); provided, however, that following the Distribution Date, the employment of a New D&B Employee shall be based on his or her employment with New D&B and its subsidiaries.

                  (b) Terms. Each stock appreciation right shall entitle an Eligible Holder to surrender to the Company an unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one Share over the option price per Share times the number of Shares covered by the option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such fair market value, all as shall be determined by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares subject to an exercisable option with respect to which the stock appreciation right is being exercised. No fractional Shares will be issued in payment for stock appreciation rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

                  (c) Limitations on Exercisability. The Committee shall impose such conditions upon the exercisability of stock appreciation rights as will result, except upon the occurrence of an event contemplated by replacement limited stock appreciation rights granted pursuant to Paragraph 7(d) or contemplated by the provisions of Paragraph 10, in the amount to be charged against the Company's consolidated income by reason of stock appreciation rights not to exceed, in any one calendar year, two percent of the Company's prior calendar year's consolidated income before income taxes. The Committee also may impose, in its discretion, such other conditions upon the exercisability of stock appreciation rights as it may deem fit.

                  (d) Replacement Limited Stock Appreciation Rights. The Committee shall grant replacement limited stock appreciation rights in substantially the same manner in which replacement stock appreciation rights are awarded pursuant to this Section 7 of the Plan. Unless the context otherwise requires, whenever the term "stock appreciation right" is used in the Plan, such term shall include limited stock appreciation rights.

8.       TERMS AND CONDITIONS OF RESTRICTED STOCK

         As of the Spinoff Date, restricted stock held by an Eligible Holder that was granted under the D&B Plans ("D&B Restricted Stock") and restricted stock received by an Eligible Holder as a result of the Spinoff ("New D&B Restricted Stock") shall be forfeited, and such Eligible Holder shall receive replacement restricted stock pursuant to this Plan. The number of shares of restricted stock shall equal (i) the number of Shares of forfeited New D&B Restricted Stock plus (ii) the number of shares of forfeited D&B Restricted Stock multiplied by a fraction, the numerator of which is the average of the Daily Average Trading Prices of D&B common stock for the five consecutive trading days starting on the ex-dividend trading date, and the denominator of which is the average of the Daily Average Trading Prices of the Shares for the five consecutive trading days starting on the first date on which the Shares are traded regular way. Unless otherwise specified in this Plan, all other terms of the replacement restricted stock shall remain substantially identical to those of the forfeited D&B Restricted Stock as set forth in the applicable D&B Plans and related D&B Restricted Stock agreement(s); provided, however, that following the Distribution Date, the employment of a New D&B Employee shall be based on his or her employment with New D&B and its subsidiaries. For purposes of this paragraph, the "Daily Average Trading Price" shall mean the average of the high and low trading prices for stock on a given day.

9.       TRANSFERS AND LEAVES OF ABSENCE

         For purposes of the Plan: (a) a transfer of an employee from the Company or New D&B to a 50% or more owned subsidiary, partnership, venture or other affiliate (whether or not incorporated) of the Company or New D&B, respectively or vice versa, or from one such subsidiary, partnership, venture or other affiliate to another, (b) a leave of absence, duly authorized in writing by the Company or New D&B, as the case may be, for military service or sickness or for any other purpose approved by the Company or New D&B, as the case may be, if the period of such leave does not exceed 90 days, or (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company or New D&B, as the case may be, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

10.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR OTHER EVENTS

                  (a) Generally. Upon changes in the Shares by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of Shares, separation, reorganization or liquidation, the number and class of Shares available under the Plan as to which stock options, stock appreciation rights or restricted stock may be granted (both in the aggregate and to any one Eligible Holder), the number and class of Shares under each option and the option price per Share, the terms of stock appreciation rights and the number and class of shares under each restricted stock award shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

                  (b) Company Transaction. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, an Eligible Holder shall be entitled to options on that number of shares of stock in the new corporation which the Eligible Holder would have received had the Eligible Holder exercised all of the unexercised options available to the Eligible Holder under the Plan, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction, and if such unexercised options had related stock appreciation rights the Eligible Holder also will receive new stock appreciation rights related to the new options. Thereafter, adjustments as provided above shall relate to the options or stock appreciation rights of the new corporation. Except as otherwise specifically provided in the stock option, stock appreciation right or restricted stock award, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareholders of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of common stock of the Company to sell or exchange such common stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding common stock of the Company or (b) such lesser percentage of the outstanding common stock which the Committee in its sole discretion determines will materially adversely affect the market value of the common stock after the tender or exchange offer, the Committee shall, prior to the shareholders' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (A) with respect to stock options and stock appreciation rights, (i) accelerate the time of exercise so that all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options or stock appreciation rights and/or (ii) determine that the options and stock appreciation rights shall be adjusted and make such adjustments by substituting for common stock of the Company subject to options and stock appreciation rights, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of Shares subject to option shall be the number of Shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the Eligible Holder if the option had been exercised in full prior to such transaction or expiration date and the Eligible Holder had exchanged all of such Shares in the transaction or sold or exchanged all of such Shares pursuant to the tender or exchange offer, and if any such option has related stock appreciation rights, the stock appreciation rights shall likewise be adjusted and (B) with respect to restricted stock, (i) accelerate the termination of the Restriction Period (as defined in the applicable D&B Plan) so that all restrictions with respect to an Eligible Holder's restricted stock shall immediately lapse without regard to any limitations of time or amount otherwise contained in the D&B Plans or a restricted stock agreement and/or (ii) determine that the awards shall be adjusted and make such adjustments by substituting for the Shares subject to awards, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the number of shares subject to an award shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the Eligible Holder if the Eligible Holder had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer. For purposes of stock options and stock appreciation rights, "Change in Control" means:

                  (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "Person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

              (c) New D&B Transaction. In the event of a New D&B Change in Control (as defined below) following the Distribution Date, with respect to stock options and stock appreciation rights held by New D&B Employees, the New D&B Committee may accelerate the time of exercise so that all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options or stock appreciation rights. For purposes of this Section 9(c), "New D&B Change in Control" means:

                  (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (other than New D&B, any trustee or other fiduciary holding securities under an employee benefit plan of New D&B, or any corporation owned, directly or indirectly, by the shareholders of New D&B in substantially the same proportions as their ownership of stock of New D&B), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of New D&B representing 30% or more of the combined voting power of New D&B's then outstanding securities;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of New D&B (the "New D&B Board"), and any new Director (other than a Director designated by a person who has entered into an agreement with New D&B to effect a transaction described in clause (a), (c) or (d) of this Paragraph) whose election by the New D&B Board or nomination for election by New D&B's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (iii) the shareholders of New D&B approve a merger or consolidation of New D&B with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of New D&B outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of New D&B or such surviving entity outstanding immediately after such merger or consolidation or
         (2) a merger or consolidation effected to implement a recapitalization of New D&B (or similar transaction) in which no "Person" (as hereinabove defined) acquires more than 50% of the combined voting power of New D&B's then outstanding securities; or

                  (iv) the shareholders of New D&B approve a plan of complete liquidation of New D&B or an agreement for the sale or disposition by New D&B of all or substantially all of New D&B's assets.

11.      USE OF PROCEEDS

         Proceeds from the sale of Shares pursuant to exercise of stock options granted under the Plan shall constitute general funds of the Company.

12.      AMENDMENTS

         The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Eligible Holder under any award theretofore granted, without the Eligible Holder's consent, or which, without the approval of the shareholders of the Company, would:

                  (a) Except as is provided in Paragraph 10 of the Plan, increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which awards may be granted to any Eligible Holder.

                  (b) Decrease the option price to less than 100% of fair market value on the date of grant of the original option under the D&B Plans.

                  (c) Change the employees (or class of employees) eligible to receive awards under the Plan.

                  (d) Materially increase the benefits accruing to employees participating under the Plan.

13.      EFFECTIVENESS OF THE PLAN AND AMENDMENTS

         The Plan shall be effective as of the Spinoff.